U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2009

Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue, New York,
New York
(Address of principal executive	10043
offices)	(Zip Code)
(212) 559-1000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K

Item 8.01 Other Events.

On February 27, 2009, Citigroup Inc. announced that it will issue common stock for up to $27.5 billion of its existing preferred securities and trust preferred securities at a conversion price of $3.25 a share.  The U.S. government will match this exchange up to a maximum of $25 billion face value of its preferred stock at the same conversion price.  These transactions are intended to increase Citigroup’s tangible common equity (TCE).

A copy of the press release is being filed as Exhibit 99.1 and an outline of the material terms of the transactions is being filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

In connection with the proposed exchange offer, Citigroup will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and a tender offer statement on Schedule TO that will contain a prospectus and related exchange offer materials.  Citigroup will mail the prospectus to the holders of its series of convertible and non-convertible public preferred stock and TruPs and ETruPs that may be eligible to participate in the exchange offer.  Holders of these series of preferred stock, TruPs and ETruPs are urged to read the prospectus and related exchange offer materials when they become available because they will contain important information.  You may obtain a free copy of the prospectus and related exchange offer materials (when available) that Citigroup will file with the SEC at the SEC’s website at www.sec.gov.  The prospectus and related exchange offer materials (when they become available) may also be obtained for free by accessing Citigroup’s website at www.citigroup.com and clicking on the link for “Investors” and then clicking on the link for  “All SEC Filings” or by contacting Citigroup at the following address or telephone number: Citigroup Document Services, 540 Crosspoint Parkway, Getzville, NY 14068, or within the United States, at +1-877-936-2737 or outside the United States, at +1-716-730-8055, or by e-mailing a request to docserve@citigroup.com.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 27, 2009, issued by Citigroup Inc.
99.2	Transaction Outline

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: February 27, 2009	By:	/s/ Michael S. Helfer
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 27, 2009, issued by Citigroup Inc.
99.2	Transaction Outline